UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2006

WPT Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Wilshire Blvd., Suite 350,
Los Angeles, California	90036
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:    323-330-9900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 4, 2006, WPT Enterprises, Inc. (the “Company”) entered into a Television Sponsorship Agreement, effective as of November 30, 2006 (the “Agreement”) with iGlobalMedia Marketing (Gibraltar) Limited, d/b/a Party Gaming Marketing (Gibraltar) (“Party Poker”).  Pursuant to the Agreement, the Company has agreed to provide Party Poker with certain audio and graphic sponsorship integration and advertising rights in connection with international (i.e., non-U.S.) distribution and broadcasting of the Company’s World Poker Tour® (“WPT”) and Professional Poker Tour™ (“PPT”) television series’ in exchange for payments to the Company that vary based on a number of factors as further described below.

Pursuant to the terms of the Agreement, the Company granted Party Poker certain sponsorship rights for Seasons IV, V and VI of the WPT and Seasons I, II and III of the PPT for episodes that air in certain primary and/or secondary countries, as described in the Agreement.  The sponsorship rights, for each season, begin on the date of the first airing of a WPT or PPT show (collectively, “Shows”) in a country and extend for a period of three years thereafter in such country.  Party Poker has agreed to use commercially reasonable efforts to assist the Company in obtaining international distribution of the Shows.

To be paid for the sponsorship rights certain payment triggers must be achieved, including the execution of Qualified Deals (as defined below) within countries set forth on a primary or secondary list and the exhibition of minimum branding integration (i.e., display of Party Poker’s logo on the table felt) within a specified number of episodes per Qualified Deal.   The Company reserves the right to maintain its own traditional branding throughout the Shows and may incorporate its own audio and graphic integration, subject to placement of such integration, at a ratio of 1:4 in favor of Party Poker.  Furthermore, the Company may integrate additional sponsors within the Shows provided that those sponsors cannot be “title” sponsors of the Shows and the Company cannot grant sponsors integration rights to those companies whose primary business is online gaming.

Further conditions to payment include that, within each country (whether primary or secondary), and for each broadcaster in every such country, (i) the Company must use commercially reasonable efforts to secure exclusive advertising and broadcast sponsorship rights around Shows in favor of Party Poker and the Company for the category of online gaming; and (ii) the time slot for the broadcast of Shows must be before midnight for a run of at least half of the episodes to be aired by such broadcaster.

Assuming the Company meets the above requirements (each such deal with a broadcaster, a “Qualified Deal”), the Company will be paid for airing Shows as follows:

(1)  For the WPT, $500,000 for each Qualified Deal, up to five (5) Qualified Deals per Season, in a primary country (the “WPT Fixed Fee”) and $125,000 (the “WPT Additional Fee”) for each Qualified Deal in a secondary or remaining primary country (i.e., any primary country other than the initial five (5) described above), per Season, with maximum payments to the Company of $5 million in Season IV of the WPT, $6 million in Season V of the WPT and $7 million in Season VI of the WPT.

(2)  For the PPT, $200,000 for each Qualified Deal, up to five (5) Qualified Deals per Season, in a primary country (the “PPT Fixed Fee” and together with the WPT Fixed Fee, the “Fixed Fees”) for Season I of the PPT and $300,000 for each Qualified Deal, up to five (5) Qualified Deals per Season in Seasons II and III of the PPT, and $100,000 (the “PPT Additional Fee” and together with the WPT Additional Fee, the “Additional Fees”) for each Qualified Deal in a secondary or remaining primary country for Seasons I, II and III of the PPT, with maximum payments to the Company of $3 million in Season I of the PPT, $4 million in Season II of the PPT and $5 million in Season III of the PPT.

For clarity, in any one Season of the WPT or PPT, Party Poker will only pay a maximum of five (5) Fixed Fees per series for countries on its primary list. However, once the maximum of five (5) broadcasters in primary markets have been contracted with in any given Season, Party Poker will pay Additional Fees for any Qualified Deal in any remaining country on the primary list.  Additionally, Party Poker will pay Additional Fees for any Qualified Deal in any country on the secondary list as those deals are executed and payment triggers are met regardless of any Fixed Fees paid.  There is no limit on the number of Additional Fees payable by Party Poker. In no event, however, will Party Poker pay more than the maximum payment for such Season as described above.  The Company is paid 25% of the applicable Fixed Fee or Additional Fee upon executing a Qualified Deal with a broadcaster, 25% upon the initial broadcast of an episode in a Season, and 50% upon the initial broadcast of the tenth episode.

Under the Agreement, Party Poker has agreed to negotiate advertising rates and obtain advertising inventory around each exhibition of episodes in each country.  The Company is entitled to purchase up to one-third (1/3) of all available advertising inventory available to Party Poker at the same rate Party Poker receives.  The parties also agreed that Party Poker will provide satellite tournaments for entry into WPT poker tournaments on Party Poker’s online gaming site and will generally promote those satellites.  The Agreement also provides for the licensing of brands between the parties and general terms regarding representations and warranties, indemnification and confidentiality.

The parties have agreed to submit disputes related to the Agreement to binding arbitration.  The Agreement can be terminated (i) by either party upon liquidation, bankruptcy, appointment of receivership or similar event, (ii) by either party upon material or persistent breach of the Agreement that is not cured within thirty (30) days’ notice, (iii) by the Company if its Board of Directors reasonably determines, in good faith, that provisions of the Agreement or affiliations with Party Poker and/or its employees could jeopardize any gaming regulatory license or permit held or applied for by the Company or Lakes Entertainment, Inc., and such issue cannot be resolved within a reasonable time after written notice by the Company, but in no event longer than ninety (90) days, or (iv) by Party Poker if a duly authorized authority threatens or instigates regulatory enforcement proceedings or actions as a result of Party Poker’s obligations under the Agreement.  The Agreement provides for proportionate payments by Party Poker in the event payments remain due to the Company as a result of termination for certain reasons.   The Agreement also allows Party Poker to request removal of its branding from programs in connection with particular Qualified Deals provided that the Company’s rights to payment under such Qualified Deals are preserved.

In the event that the Company is acquired by a third-party, either party may elect to terminate the Agreement subject to the provision of certain notice.

The parties have agreed to negotiate, in good-faith, the reinstatement of the “Party Poker Million” tournament to the WPT and to waive all claims solely related to the Member Casino Agreement between the parties dated May 1, 2002 prior to the effective date of the Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

December 6, 2006	By:	/s/ Scott A. Friedman
Name: Scott A. Friedman
Title: Chief Financial Officer